Exhibit 99.1

MagnaChip Semiconductor Files Registration Statement

for Proposed Initial Public Offering

Sunnyvale, California, November 14, 2007 – MagnaChip Semiconductor today announced that it has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission relating to the proposed initial public offering of its common stock. The shares of common stock to be sold in the offering are expected to be offered by MagnaChip Semiconductor and certain of its stockholders.

Goldman, Sachs & Co., UBS Investment Bank, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Lehman Brothers Inc. will serve as joint book-runners in the proposed offering. The number of shares to be sold and the price range for the proposed offering have not yet been determined.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. Copies of the preliminary prospectus related to the offering may be obtained, when available, from the prospectus departments of:

•	Goldman, Sachs & Co., Attention: Prospectus Department, 85 Broad Street, New York, New York 10004, by fax at 212-902-9316 or by e-mail at prospectus-ny@ny.email.gs.com;

•	UBS Investment Bank, Attention: Prospectus Department, 299 Park Avenue, New York, New York 10171 or by phone at 212-821-3884;

•	Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York 10010 or by phone at 1-800-221-1037;

•	Citi, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220, by phone at 718-765-6732 or by fax at 718-765-6734; and

•	Lehman Brothers Inc., c/o Broadridge, 1155 Long Island Avenue, Edgewood, New York 11717, by e-mail at qiana.smith@broadridge.com or by fax at 631-254-7140.

About MagnaChip Semiconductor

Headquartered in Seoul, South Korea, MagnaChip Semiconductor is a leading, Asia-based designer and manufacturer of analog and mixed-signal semiconductor products for high volume consumer applications, such as mobile phones, digital televisions, flat panel displays, notebook computers, mobile multimedia devices and digital cameras. The Company has a broad range of analog and mixed-signal semiconductor technology, supported by its 28-year operating history, large portfolio of registered and pending patents and extensive engineering and manufacturing process expertise. For more information, visit www.magnachip.com.

Forward-Looking Statements:

Statements in this press release relating to the Company’s intention to effect an initial public offering of its common stock and the expectation that the Company and certain stockholders intend to sell shares of common stock in the proposed offering are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially. Factors that could cause the Company to choose not to effect an initial public offering or its stockholders not to sell shares of common stock in the proposed offering include changes in the general business and economic conditions and the state of the semiconductor industry; changes in demand for end-use products by consumers and inventory levels of such products in the supply chain; changes in demand from significant customers; changes in customer order patterns; changes in product mix; capacity utilization; level of competition; pricing pressure and declines in average selling price; delays in new product introduction; continued success in technological innovations and delivery of products with the features customers demand; shortage in supply of materials or capacity requirements; availability of financing; exchange rate fluctuations; litigation and other risks as described in the Company’s SEC filings, including the risk factors in the Company’s registration statement on Form S-1 filed in connection with the proposed initial public offering.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee that we will effect an initial public offering. Thus, you should not place undue reliance on these forward-looking statements.

#  #  #

CONTACT:

In the United States:

David Pasquale, EVP at The Ruth Group

Tel: +646-536-7006

dpasquale@theruthgroup.com